UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

Crown Castle International Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1220 Augusta Drive, Suite 500 Houston, TX	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 13, 2012, Crown Castle Operating Company (the “Borrower”), a direct wholly owned subsidiary of Crown Castle International Corp. (the “Company”), entered into Amendment No. 2 (“Amendment No. 2”) among the Company, the Borrower, certain subsidiaries of the Borrower, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent (in such capacity, the “Administrative Agent”), to the Credit Agreement dated as of January 31, 2012 (as amended, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Company, the lenders (the “Lenders”) and issuing banks from time to time party thereto, the Administrative Agent and Morgan Stanley Senior Funding Inc., as co-documentation agent.

Amendment No. 2 provides for, among other things, (a) the ability of the Borrower to exclude from the collateral and guarantee requirements those restricted subsidiaries that are either formed or acquired after the effective date of the Credit Agreement for the purpose of, directly or indirectly through another restricted subsidiary, acquiring, leasing or subleasing wireless communication towers, tower-related assets (including distributed antenna networks) or any assets or business reasonably related thereto, subject to the satisfaction of certain conditions, (b) the ability of the Company to become a direct obligor or a contingent obligor in connection with the refinancing of indebtedness of the Borrower or any of its restricted subsidiaries, (c) the ability of the Company, the Borrower and its restricted subsidiaries to incur refinancing indebtedness with respect to indebtedness that was incurred pursuant to the incurrence-based baskets to the indebtedness covenant and (d) the ability of the Company, the Borrower and its restricted subsidiaries to enter into agreements that restrict liens securing obligations under the Credit Agreement and restrict dividends by restricted subsidiaries, to the extent that (i) such restrictions arise under lease, sublease or similar agreements not prohibited by the terms of the Credit Agreement with respect to wireless communication towers, tower-related assets (including distributed antenna networks) or any assets or business reasonably related thereto, (ii) such restrictions are no more disadvantageous to the Lenders than the customary restrictions and conditions in comparable lease, sublease or similar arrangements and (iii) the Borrower determines that such restrictions and conditions will not materially affect the Borrower’s ability to pay interest or principal, when due, on the loans under the Credit Agreement.

The foregoing summary of Amendment No. 2 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 2, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Credit Agreement has been previously filed with, and is described in, the Company’s Current Report on Form 8-K dated January 31, 2012.

ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit No.            Description

10.1
Amendment No. 2 dated as of November 13, 2012, among Crown Castle International Corp., Crown Castle Operating Company, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent, to the Credit Agreement dated as of January 31, 2012, among Crown Castle International Corp., Crown Castle Operating Company, the lenders and issuing banks from time to time party thereto, The Royal Bank of Scotland plc, as administrative agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

Date:  November 16, 2012

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EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 2 dated as of November 13, 2012, among Crown Castle International Corp., Crown Castle Operating Company, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent, to the Credit Agreement dated as of January 31, 2012, among Crown Castle International Corp., Crown Castle Operating Company, the lenders and issuing banks from time to time party thereto, The Royal Bank of Scotland plc, as administrative agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent.

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